Exhibit (a)(1)(iv)

Form of Notice of Acceptance of Tender

[    ], 2019

Dear Investor:

Regarding your investment in the Alpha Core Strategies Fund

Please be advised of the following details concerning your redemption from the Alpha Core Strategies Fund as of [     ], 2019:

Name of Redeeming Investor:         [Investor Name]

Amount of Redemption:      $[     ]

Should you have any questions or require additional information, please contact your Northern Trust representative or:

Cameron Cunion on behalf of the Alpha Core Strategies Fund

Tel 480.692.4237

Email AMO@NTRS.COM